Exhibit 4.5





                      AMERICAN MOBILE SATELLITE CORPORATION
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                   NONQUALIFIED STOCK OPTION LETTER AGREEMENT

TO:      __________________                                  Option No. ________

         We are pleased to inform you that, pursuant to the American Mobile Satellite Corporation's (the "Company") 1999 Stock Option Plan for Non-Employee Directors (the "Plan"), you have been granted a nonqualified stock option for the purchase of _____ shares of the Company's Common Stock at an exercise price of $_____ per share. A copy of the Plan is attached and incorporated into this Agreement by reference. If the Plan is not approved by the shareholders of the Company, this option will be invalid and void ab initio.

         The terms of the option are as set forth in the Plan and in this Agreement. The most important of terms set forth in the Plan are summarized as follows:

         Term: The option will expire upon the earlier of ten (10) years from the date of grant or within seven (7) months of your termination of service as a Director of the Company, unless sooner terminated.

         Exercise: During your lifetime only you can exercise the option. The Plan also provides for exercise of the option in accordance with the terms of a qualified domestic relations order ("QDRO") as defined under the Internal Revenue Code of 1986, as amended, (the "Code") or by the personal representative of your estate, a designated beneficiary or other beneficiary of your estate following your death. You may use the Notice of Exercise of Nonqualified Stock Option in the form attached to this Agreement when you exercise the option.

         Payment for Shares:  The option may be exercised by the delivery of:

         (a) Cash, personal check (unless, at the time of exercise, the Plan Administrator determines otherwise), bank certified or cashier's check;

         (b) Unless the Plan Administrator in its sole discretion determines otherwise, shares of Common Stock of the Company (either by delivery or attestation) held by you for a period of at least six (6) months having a fair market value at the time of exercise, as determined in good faith by the Plan Administrator, equal to the exercise price; or

         (c) A properly executed exercise notice together with irrevocable instructions to the Company-designated broker for cashless exercises to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price.

         Termination: If you cease to be a Director of the Company for any reason other than death, and unless by its terms this option sooner terminates or expires, then you may exercise, for a seven (7) month period, that portion of your option which is exercisable at the time of such cessation, but the option shall terminate at the end of such period following such cessation as to all shares for which it has not theretofore been exercised.

         Death of Optionee: If you die while serving as a Director of the Company or within the seven (7) month period following cessation of such service, this option may, to the extent that you would have been entitled to exercise this option, be exercised within twelve (12) months after your death by the personal representative of your estate or by the person or persons to whom your rights under this option shall pass by will, designation, or by the applicable laws of descent and distribution, unless sooner terminated.

         Status of Shareholder: Neither you nor any person or persons to whom your rights and privileges under this option may pass shall be, or have any of the rights or privileges of, a shareholder of the Company with respect to any of the shares issuable upon the exercise of this option unless and until this option has been exercised.

         Continuation of Status as Director: Nothing in this Agreement shall confer upon you any right to continue as a Director of the Company, or to interfere in any way with the right of the Company to terminate your service as a Director of the Company at any time.

         Transfer of Option: This option and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will, by the applicable laws of descent and distribution or pursuant to the terms of a QDRO, and shall not be subject to execution, attachment or similar process. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option or of any right or privilege conferred hereby, contrary to the Code or to the provisions of this Agreement, or sale or levy or any attachment or similar process upon the rights and privileges conferred hereby shall be null and void.

         Vesting:   The  option  shall  be  fully  vested and become immediately exercisable, subject to shareholder approval of the Plan.

         Holding Period:   Shares of Common  Stock obtained upon the exercise of
this option may not be sold until six (6) months after the date the option was granted.

         Date of Grant:  The date of grant of the option is March 25, 1999.

         YOUR PARTICULAR ATTENTION IS DIRECTED TO ARTICLE V, SECTION 8 OF THE PLAN WHICH DESCRIBES CERTAIN IMPORTANT CONDITIONS RELATING TO FEDERAL AND STATE SECURITIES LAWS THAT MUST BE SATISFIED BEFORE THE OPTION CAN BE EXERCISED AND BEFORE THE COMPANY CAN ISSUE ANY SHARES TO YOU. THE COMPANY INTENDS TO MAINTAIN AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SHARES THAT WILL BE ISSUED UPON EXERCISE OF THIS OPTION BUT HAS NO OBLIGATION TO DO SO. IF THERE IS NO EFFECTIVE REGISTRATION STATEMENT, YOU WILL NOT BE ABLE TO EXERCISE THE OPTION OR SELL THE OPTION SHARES UNLESS EXEMPTIONS FROM REGISTRATION UNDER FEDERAL AND STATE SECURITIES LAWS ARE AVAILABLE. SUCH EXEMPTIONS ARE VERY LIMITED AND MIGHT BE UNAVAILABLE, CONSEQUENTLY, YOU MIGHT HAVE NO OPPORTUNITY TO EXERCISE THE OPTION AND TO RECEIVE SHARES UPON SUCH EXERCISE.

         Please execute the Acceptance and Acknowledgement set forth below on the enclosed copy of this Agreement and return it to the undersigned.

                                        Very truly yours,

                                        AMERICAN MOBILE SATELLITE
                                        CORPORATION



                                        By:


Accepted and Acknowledged
this ____ day of _______________, 199__



_____________________________                     _________________________
Optionee's Signature                              Taxpayer I.D. Number



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                 NOTICE OF EXERCISE OF NONQUALIFIED STOCK OPTION


To:  American Mobile Satellite Corporation

         I, a resident of the State of _________________, hereby exercise my nonqualified stock option granted by American Mobile Satellite Corporation (the "Company") on _________________, 199__, subject to all the terms and provisions thereof and of the 1999 Stock Option Plan for Non-Employee Directors referred to therein, and notify the Company of my desire to purchase _______ shares of Common Stock of the Company (the "Securities") at the exercise price of $____________ per share which were offered to me pursuant to said option.




Dated:



___________________________                       _____________________________
Taxpayer I.D. Number                              Optionee's Signature



                                                  Address:











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                                     RECEIPT


         ___________________________________  hereby  acknowledges  receipt from
_______________________________  in payment  for  ____________  shares of Common
Stock of American Mobile Satellite Corporation, a Delaware corporation, of $_______ in the form of:


/_/       Cash
/_/       Check (personal, cashier's or bank certified)

_______ shares of the Company's Common Stock, fair market value $______ per share held by the Optionee for a period of at least six (6) months

Copy of irrevocable instructions to Broker



Date:                                      For:
                                           American Mobile Satellite Corporation




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